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                                                                      Exhibit 11

                     PENFORD CORPORATION AND SUBSIDIARIES
                       COMPUTATION OF PER-SHARE EARNINGS

                                                                  Year Ended August 31
                                                        1997              1996              1995
                                                     ----------------------------------------------
PRIMARY:
--------
Net income                                           $6,625,000        $5,052,000         7,217,000
                                                     ==========        ==========        ==========

Weighted average number of shares outstanding         7,001,209         6,805,740         6,745,566

Net effect of diluted stock options                     130,516           201,600           273,404
                                                     ----------        ----------        ----------

Weighted average common shares
     and equivalents outstanding                      7,131,725         7,007,340         7,018,970
                                                     ==========        ==========        ==========

Earnings per share:                                  $     0.93        $     0.72        $     1.03
                                                     ==========        ==========        ==========



FULLY DILUTED:
                                                                                         ----------
Net income                                           $6,625,000        $5,052,000        $7,217,000
                                                     ==========        ==========        ==========

Weighted average number of shares outstanding         7,001,209         6,805,740         6,745,566

Net effect of diluted stock options                     143,275           194,352           279,333
                                                     ----------        ----------        ----------

Weighted average common shares and
     equivalents outstanding                          7,144,484         7,000,092         7,024,899
                                                     ==========        ==========        ==========

Earnings per share                                   $     0.93        $     0.72        $     1.03
                                                     ==========        ==========        ==========





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